Exhibit (i.1)

CONSENT OF COUNSEL

We consent to the reference to our Firm under the heading “Counsel and Independent Registered Public Accounting Firm” in Post-Effective Amendment No. 24 to the Registration Statement on Form N-1A of Daily Income Fund as filed with the Securities and Exchange Commission on or about July 29, 2010.

/s/ PAUL, HASTINGS, JANOFSKY & WALKER LLP

PAUL, HASTINGS, JANOFSKY & WALKER LLP

New York, New York

July 29, 2010